                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made between Global One Distribution & Merchandising Inc., a California corporation (the "Company"), having its principal office located at 5548 Lindbergh Lane, Bell, California 90201, and Joseph C. Angard (the "Executive"), effective as of the ___th day of _________, 1996 (the "Effective Date"), as follows:

1.   TERMS OF EMPLOYMENT

     1.1  EMPLOYMENT

          The Company hereby employs the Executive for and during the period set forth in Section 1.3 herein (the "Employment Period") to render services upon the terms and conditions set forth herein, and the Executive hereby accepts such employment and shall keep and perform all of the duties, services, obligations and covenants herein set forth.

     1.2  POSITIONS AND DUTIES OF EXECUTIVE

          (a) During the Employment Period, the Executive will serve as Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and his duties shall include generally, but without limitation, overall authority and responsibility for the management of the affairs and business of the Company and its subsidiaries. The Executive shall be available to travel as the needs of the Company and his position may reasonably require, but the Executive's principal place of business shall be in the Los Angeles Metropolitan Area.

          (b) The Executive agrees to devote his full productive time, energies, and abilities to the proper and efficient performance of the duties, responsibilities and authorities described above. However, the expenditure of reasonable amounts of time by the Executive for educational, charitable and professional activities that do not otherwise conflict with the terms of this Agreement or the duties and responsibilities of the Executive shall not be deemed a breach of this Agreement, provided that such activities do not materially interfere with the services required of the Executive under this Agreement, and shall not require the prior consent of the Company.

          (c) During the Employment Period, the Executive shall not, without the prior express authorization of the Board, directly or indirectly engage in any activity competitive with the Company's businesses or those of any of its subsidiaries, whether acting alone or as an officer, director, owner or Executive of any other corporation or business, whether professional or otherwise. Nothing contained in this Section 1.2(c), however, shall prevent the Executive from purchasing and/or holding five percent (5.0%) or less of the issued and outstanding capital stock or other equity of any other corporation or a partnership that has a class of security registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is subject to the requirements of Section 15(d) of the Exchange Act.

          (d) The Executive shall, at all times during the Employment Period, be furnished with such office, stenographic, secretarial and other assistance, facilities, amenities and services as are suitable to the Executive's position as an executive officer and sufficient for the performance of the Executive's duties under this Agreement, but in no event at a level less adequate or comfortable than that which was provided to the Executive generally during 1995. Unless otherwise agreed to by the Executive, the Executive's offices shall be maintained at the premises of the principal place of business of the Company in Bell, California; provided, however, that in connection with the performance of his duties and responsibilities, the Executive acknowledges that he may be required to undertake significant travel as the needs of his position may reasonably require. Business travel arrangements (including class of air travel) and accommodations will be provided for the Executive at a level no less adequate or comfortable than that which was provided to the Executive generally during 1995.

     1.3  EMPLOYMENT PERIOD

          The term of the Employment Period shall be a three (3) year period commencing as of the Effective Date, or such shorter period in the event of a termination of the obligations of either party under this Agreement pursuant to
Section 3 herein. Nothing in this Agreement shall prohibit the parties from extending, by mutual agreement, the Employment Period beyond the term contemplated in this paragraph.

2.   COMPENSATION AND EMPLOYEE BENEFITS

     2.1  COMPENSATION

          As compensation for services to be rendered by the Executive hereunder and for all rights herein granted and/or agreed to be granted by the Executive to the Company, the Company shall pay to the Executive or provide for, subject to all applicable laws and requirements respecting withholding of federal, state and/or local taxes or their equivalent, the following:

          (a) A base salary of $275,000 per year during the Employment Period, to be paid to the Executive in accordance with the Company's normal payroll periods. In addition, the Executive shall be eligible to receive a bonus of up to 50% of his base salary annually based upon performance criteria established by the Board of Directors at the beginning of each fiscal year (performance criteria for 1996 will be established within thirty (30) days after the Effective Date).

          (b) Options to purchase 300,000 shares of Common Stock of the Company at $1.50 per share, vesting at the end of each of the first three 12-month periods beginning on the Effective Date (subject to accelerated vesting as provided in Section 3.1(a)(iii)) at the rate of 100,000 shares per 12-month period, pursuant to a Stock Option Agreement under a qualified Stock Option Plan to be entered into with the Company containing such other terms and conditions as are typically granted to other employees of the Company receiving stock options. Each such option shall be exercisable at any time within a period of five (5) years from the date of vesting;

provided, however, that if the Executive is terminated for Cause (as described below), such period for exercise shall be 90 days after such termination, after which all vested options shall expire. The provision for, or grant of, options as set forth in this paragraph shall not diminish or otherwise affect in any manner any other option or warrant to purchase the Company's Common Stock held or acquired by the Executive on the date hereof.

          (c) The Company will provide the Executive with an automobile allowance of $1,200 per month or the use of an automobile of equivalent value purchased or leased by the Company and provided to the Employee for his exclusive use, plus reimbursement of expenses for insurance, fuel and maintenance.

     2.2  EMPLOYMENT BENEFITS

          In addition to the compensation provided for herein, during the Employment Period the Executive shall be entitled to the following benefits, subject to the following limitations:

          (a) The Executive shall be eligible to participate in a 401(k) savings plan, pension plan and other employee benefit plans to the extent such plans are established by the Company for its full-time employees. During the Employment Period, the Company shall provide for and maintain the Executive's participation in a health insurance plan to the extent such benefit is regularly furnished to other full-time employees of the Company.

          (b) Vacation with pay, at the rate of five (5) weeks during each calendar year (or such lesser amount during partial years as determined on a pro rata basis), during the Employment Period. The date or dates of vacation absences shall be determined by the Executive and the Board. To the extent the Executive does not use the full amount of such vacation as provided above, the unused balance, up to a maximum of one (1) week, shall accrue and be carried over into the following year, if any, during which the Executive is employed by the Company. The Executive shall not be entitled to any compensation for unused vacation time at the termination of the Employment Period.

          (c) During absences due to illness or other incapacity, the Executive shall be paid sick leave benefits at his then prevailing base salary rate for a maximum of fifteen (15) working days per calendar year (or such lesser amount during partial years as determined on a pro rata basis), or such longer period as the Board may determine on a case-by-case basis. The unused balance of such sick leave will not accrue or be carried over into subsequent periods.

          (d) Disability benefits which provide for payment of 80% of pre-disability salary and 100% of pre-disability benefits, except that if the Executive is terminated pursuant to Section 3.1 while the Executive is fully and completely disabled, then at the termination of such disability benefits, the Executive shall be entitled to the severance benefits of a termination other than for "Cause" as provided in this Agreement. The Company may elect to purchase insurance providing for disability benefits to the Executive in satisfaction of this section, provided, however, that in the event that a waiting period to receive benefits is imposed under such insurance, the Company shall provide disability benefits during such waiting period.

          (e) Reimbursement of up to $1,500 per month toward a life insurance policy for the Executive's beneficiaries.

     2.3  EXPENSES

          During the Employment Period, the Executive shall be entitled to reimbursement from the Company for any reasonable travel and other out-of-pocket business expenses necessarily incurred in the performance of his duties hereunder (other than ordinary commuting expenses), including but not limited to for such travel described in Section 1.2(d) above, upon submission and approval of written statements and bills in accordance with the regular procedures of the Company. In addition, the Company will reimburse the Executive for his expenses incurred in the purchase, maintenance and operation of one cellular telephone for use in the performance of his duties for the Company.

3.   TERMINATION

     3.1  TERMINATION BY THE COMPANY; CHANGE OF CONTROL

          (a) Notwithstanding anything to the contrary contained herein, the Company shall have the right to terminate its obligations under this Agreement at any time for any reason, solely in its discretion. Upon such a termination by the Company, whether or not for Cause, the Executive shall be entitled to receive (i) his base salary, to be paid in such increments and on such dates as if the Executive was not terminated for the remaining term of the Employment Period applicable immediately prior to such termination, (ii) continuous health insurance coverage during the longer of the remaining term of the Employment Period applicable immediately prior to such termination or 18 months, and (iii) immediate vesting of all unvested stock options granted to the Executive pursuant to Section 2.1(b) above and the applicable Stock Option Agreement, subject to possible accelerated termination of such options as described in
Section 2.1(b) above.

          (b) "Cause" shall be deemed to exist if the Executive (i) knowingly commits an act or acts of dishonesty which results in substantial personal enrichment of the Executive at the expense of the Company; (ii) knowingly causes an unauthorized disclosure of information or material which is both confidential and material to the Company and which results in irreparable harm to the Company; or (iii) repeatedly fails to perform satisfactorily, properly and promptly his duties under this Agreement after notice to the Executive and a reasonable opportunity to cure. Notwithstanding the foregoing, however, Cause shall not exist solely due to the financial performance or results of operation of the Company.

          (c) If, following a "Change of Control" of the Company, the Executive's position is eliminated or his duties are materially changed, the Executive shall be entitled to receive the compensation specified in Section 3.1(a) above as if a termination has occurred, unless Cause exists. "Change of Control" shall mean (i) a merger or consolidation where the Company is not the surviving entity (other than a reorganization not involving a change in ownership); (ii) a transfer to another entity of all or substantially all of the assets of the Company (other than a reorganization not involving a change in ownership); (iii) an acquisition by a person (which term includes an entity or an individual) or persons acting as a group of more than fifty percent (50%) of the then outstanding shares of the Company that are held by a person or group of persons (whether or not acting in concert) not the holder of more than fifty percent (50%) of the shares of the Company on the Effective Date; or (iv) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period were members of the Board (the "Incumbent Board") shall cease to constitute a majority of the Board or the board of directors of any successor to the Company, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of least seventy-five percent (75%) of the directors compromising the Incumbent Board shall, for purposes hereof, be considered as though such individual were a member of the Incumbent Board.

     3.2  TERMINATION BY EXECUTIVE

          Notwithstanding anything to the contrary contained herein, the Executive shall have the right to terminate his obligations under this Agreement upon the occurrence of any of the following events:

          (a) A material breach by the Company of its obligations under this Agreement or, unless consented to by the Executive, a material change in his duties from those specified herein.

          (b) A proceeding is commenced by or against Company under any bankruptcy, insolvency, reorganization, receivership, liquidation, compromise, arrangement, or moratorium statutes, whether now or hereafter in effect, and remains undismissed for a period of fifteen (15) days.

          (c) The Company makes an assignment for the benefit of its creditors, or files a petition in bankruptcy, or is adjudicated insolvent or bankrupt, or petitions or applies to any tribunal for any receiver, liquidator, or trustee of the Company for all or a substantial part of its assets, or a receiver, liquidator, or trustee is appointed for Company for all or a substantial part of its assets, and is not discharged within fifteen (15) days from the date of appointment thereof.

4.   COVENANTS AND WARRANTIES

     4.1  CONFIDENTIALITY

          The Executive recognizes that his position with the Company is one of the highest trust and confidence by reason of Executive's access to and contact with trade secrets and confidential and proprietary information of the Company. The Executive agrees to use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company, including, but not limited to, any information concerning the Company's business, finances, investments, performances, productions, works in progress or professional relationships. The Executive further agrees that he will not, during the Employment Period or for a period of five (5) years thereafter, knowingly disclose, disseminate or distribute to any other person or entity, nor induce any other person to disclose, disseminate or distribute, any such trade secrets or confidential and proprietary information of the Company, directly or indirectly, either for Executive's own benefit or the benefit of another, except as is required in the course of his employment with the Company. The foregoing sentence shall not apply, however, to confidential and proprietary information which (a) is already in the public domain; (b) comes into the public domain through no fault or prohibited act of the Executive; or (c) is required to be disclosed under applicable law (including the federal securities laws) or pursuant to a final, non-appealable order of a court of competent jursidiction. All confidential information relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not, except in the furtherance of the business of the Company, be removed from the premises of the Company under any circumstances without the prior written consent of the Company. The obligations of the Executive pursuant to this subsection 4.1 shall survive a termination of the Employment Period and this Agreement.

     4.2  INSURANCE

          The parties agree that the Company may, but shall not be required, to secure in its own name or otherwise, and at its own expense, life, health, accident, disability income, or other insurance covering the Executive and the Executive shall have no right, title or interest in or to any such insurance, except as may be otherwise expressly agreed upon by the Company and provided under the terms of such policy coverage. If the Company elects to obtain any such insurance, the Executive shall cooperate in obtaining such insurance by, among other things, submitting to customary medical examinations and signing such documents as may be reasonably required by any insurance company to which application for such insurance shall be made.

     4.3  OWNERSHIP AND AUTHORIZATION OF WORK

          The Executive acknowledges and agrees that the Company is and shall be the owner and author throughout the universe of all right, title, and interest in and to any and all creative work or materials upon which the Executive performs services hereunder (a "Work"), as the author of a work made for hire and otherwise as the context hereof demands. All elements of each work prepared by the Executive will at all times belong solely and exclusively to the Company for use in any manner or media now known or hereafter devised, throughout the universe in perpetuity. Each Work shall include, but may not be limited to, any and all materials, ideas, or other artistic, creative and literary property created or developed by the Executive pursuant to his services (whether alone or in conjunction with any other person), or which the Executive may disclose to the Company during the term hereof. The Company shall have the exclusive right to copyright same in the name of the Company as an author of a work made for hire and to exercise throughout the universe all rights of the copyright proprietor thereunder. To the extent that any Work is deemed not a work made for hire, the Executive hereby assigns to the Company all rights in such Work, including but not limited to all copyrights therein and thereto and all renewals and extensions throughout this universe and you grant to the Company a power of attorney, irrevocable and coupled with an interest to apply for and obtain in your name all such copyrights, renewals and extensions thereof. Subject to your reasonable approval, the Company may use and authorize others to use your name, likeness, and biographical materials on a nonexclusive basis for program publicity, institutional promotional purposes and any other exploitation of a Work through any media now known or hereafter devised. For purposes of this Agreement, each Work shall be deemed to be a work for hire pursuant to 17 U.S.C. Section 101(2), and all authorship and ownership rights of each Work shall belong to the Company pursuant to 17 U.S.C. Section 201(b).

     4.4  FREEDOM TO EXECUTE AGREEMENT

          The Company and Executive each represents and warrants to the other that such party has the right, power, and ability to enter into this Agreement and is not subject to any obligations or restrictions which would prevent such party from, or interfere in any way with, keeping and performing all of the agreements, covenants, and conditions required to be kept and performed respectively by such party hereunder.

5.   GENERAL PROVISIONS

     5.1  APPLICABLE LAW

          This Agreement shall be governed by and construed under the laws of the State of California.

     5.2  PRIOR AGREEMENTS; MODIFICATION

          This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings with respect to the subject matter hereof, between the parties or between the Executive and any predecessor entity to the Company or entity with which the Company has engaged in a business combination. This Agreement may not be changed or modified except by a written instrument signed by the Executive and an authorized officer or director of the Company. No modification or termination of this Agreement shall affect or impair any rights or obligations which have theretofore matured hereunder.

     5.3  ASSIGNMENT

          The Company may assign this Agreement to one or more affiliates or the parent of the Company or to any entity with or into which the Company may merge or consolidate or which succeeds to all or a substantial portion of the Company's assets, provided that
(i) such assignee is engaged in businesses similar to those being carried on from time to time by the Company, (ii) the assignee agrees to be bound by all of the material terms of this Agreement; (iii) the assignee's financial condition, taken as a whole, is at least as sound as the Company's financial condition immediately prior to such assignment, and (iv) the Executive continues to serve in an executive or managerial capacity similar to that being performed for the Company.

     5.4  NOTICES

          All notices, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by messenger, overnight courier or United States mail, certified or registered, with return receipt requested, or otherwise actually delivered, as follows:

          (a)  If to the Company:

                    Global One Distribution & Merchandising Inc.
                    5548 Lindbergh Lane
                    Bell, California 90201-6410
                    ATTENTION:  Corporate Secretary

               With a copy to:

                    Samaha, Grogin and Stulberg, LLP
                    35 North Lake Avenue, Suite 810
                    Pasadena, California 91101-1856
                    ATTENTION: Jeffrey Grogin, Esq.

          (b)  If to the Executive:

                    Joseph C. Angard
                    122 Westwind Mall
                    Marina Del Rey, California 90290


     5.5  SURVIVAL

          All covenants, representations, warranties, agreements and undertakings contained in or made pursuant to this Agreement shall survive the termination of the Employment Period.

     5.6  NON-WAIVER

          Any forbearance, delay, or failure by either party in exercising any right, option, power or remedy hereunder shall not be deemed to be a waiver of such right, option, power or remedy; nor shall any single or partial exercise of any right, option, power, or remedy hereunder preclude further exercise thereof.

     5.7  SEVERABILITY

          If any provision of this Agreement is for any reason determined to be void, illegal or unenforceable, in whole or in part, the validity and binding effect of all of the remaining portions shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if the provision which was determined to be void, illegal or unenforceable had not been contained herein.

     5.8  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

     5.9  SECTION HEADINGS

          The headings of the articles and sections hereof are inserted only for the purpose of convenient reference. Such headings shall not be deemed to govern, limit, modify, or in any other manner affect the scope, meaning, or intent of the provisions of this Agreement, or any part or portion thereof; nor shall there otherwise be given any legal effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ___ day of ________, 1996.

                              THE "COMPANY"

                              GLOBAL ONE DISTRIBUTION
                              & MERCHANDISING INC.


                              By:
                                  -------------------------------
                              Title:

                              THE "EXECUTIVE"


                              -----------------------------------
                              Name:  Joseph C. Angard